EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(917) 783-0251

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Reports First Quarter 2020 Financial Results and Provides Business Update

•	INBRIJA® (levodopa inhalation powder) 1Q 2020 net revenue of $4.4 million
•	AMPYRA® (dalfampridine) 1Q 2020 net revenue of $20.1 million
•	Reiterates 2020 AMPYRA net revenue guidance and operating expense guidance
•	Withdraws 2020 INBRIJA net revenue guidance due to the ongoing COVID-19 pandemic

ARDSLEY, NY – May 5, 2020 – Acorda Therapeutics, Inc. (NASDAQ: ACOR) today provided a business update and reported its financial results for the first quarter ended March 31, 2020.

“As we continue navigating the unprecedented operating environment created by COVID-19, our entire team remains focused on ensuring that the Parkinson’s disease and multiple sclerosis communities have continued access to Acorda’s critical medications,” said Ron Cohen, M.D., Acorda's President and Chief Executive Officer. “I am proud of how rapidly our team has evolved our business practices and developed new ways of working that enable us to keep our Acorda associates safe, while continuing to manufacture therapies that improve the lives of patients.”

Dr. Cohen continued, “Despite significant disruption in the healthcare sector during the first quarter, INBRIJA and AMPYRA sales were consistent with our expectations, which took into account typical seasonal variability. We remain confident in our full-year expectations for AMPYRA, which is an established franchise supported by ongoing prescription renewals. For INBRIJA, which is a newer product driven by growth in new prescriptions, we are withdrawing our 2020 guidance. Due to COVID-19 stay-at-home orders and a widespread decrease in physician office visits, we do not have visibility into how changes in patient behavior may impact new prescription starts over the remainder of the year.”

First Quarter 2020 Business Update

In response to the COVID-19 pandemic, Acorda launched a new, remote communications program, enabling it to communicate effectively and safely with healthcare professionals and patients to provide product education, information and support. The Company also launched virtual speaker programs and product webinars with meaningful attendance, including an Inbrija patient program that had over 500 participants. In addition, Acorda launched a new digital marketing program to drive awareness and educate people with Parkinson’s about INBRIJA.

First Quarter 2020 Financial Results

For the quarter ended March 31, 2020, the Company reported INBRIJA net revenue of $4.4 million, compared to $1.3 million for the same quarter in 2019.

For the quarter ended March 31, 2020, the Company reported AMPYRA net revenue of $20.1 million compared to $40.1 million for the same quarter in 2019. In September 2018, AMPYRA lost its exclusivity and generics entered the market. Consequently, the Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended March 31, 2020 were $7.7 million, including $0.4 million of share-based compensation compared to $16.0 million, including $0.7 million of share-based compensation for the same quarter in 2019.

Sales, general and administrative (SG&A) expenses for the quarter ended March 31, 2020 were $41.1 million, including $1.5 million of share-based compensation compared to $52.7 million, including $2.8 million of share-based compensation for the same quarter in 2019.

Change in fair value of derivative liability for the quarter ended March 31, 2020 was $26.5 million compared to $0 for the same quarter in 2019.

Benefit from income taxes for the quarter ended March 31, 2020 was $7.0 million compared to a benefit from income taxes of $0.7 million for the same quarter in 2019.

The Company reported a GAAP net loss of $6.5 million for the quarter ended March 31, 2020, or $0.14 per diluted share. GAAP net loss in the same quarter of 2019 was $47.6 million, or $1.00 per diluted share.

Non-GAAP net loss for the quarter ended March 31, 2020 was $24.4 million, or $0.51 per diluted share. Non-GAAP net loss in the same quarter of 2019 was $26.5 million, or $0.56 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, asset impairment charges, changes in the fair value of the derivative liability, and expenses that pertain to a non-routine restructuring event. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At March 31, 2020, the Company had cash, cash equivalents, short-term investments and restricted cash of $126.3 million compared to $168.9 million at year end 2019. Restricted cash includes $42.7 million in escrow related to the 6% semi-annual interest portion, payable in cash or stock, of the convertible note exchange completed in December 2019. If the Company elects to pay interest due in stock, the restricted cash will be released from escrow.

2020 Financial Guidance

For the full-year 2020, Acorda continues to expect AMPYRA net revenue to be $85 - $110 million, and operating expenses to be $170 - $180 million. The operating expense guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

As a result of declines in physician office visits due to COVID-19 stay-at-home orders, the Company is withdrawing its previously announced 2020 INBRIJA net revenue guidance. This also necessitates the withdrawal of 2020 total net product revenue. Acorda continues to expect INBRIJA peak sales to be $300 - $500 million.

Webcast and Conference Call

The Company will host a conference call today at 4:30 p.m. ET. To participate in the conference call, please dial (833) 236-2756 (domestic) or (647) 689-4181 (international) and reference the access code 7999873. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 8:30 p.m. ET on May 5, 2020 until 11:59 p.m. ET on June 5, 2020. To access the replay, please dial (800) 585-8367 (domestic) or (416) 621-4642 (international); reference code 7999873. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net loss, adjusted to exclude the items below, and has provided 2020 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes the presentation of non-GAAP net loss, when viewed in conjunction with our GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our outstanding convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra monetization, and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) asset impairment charges that are not routine to the operation of the business, (v) changes in the fair value of the derivative liability which is a non-cash charge and not related to the operation of the business, and (vi) expenses that pertain to a non-routine restructuring event. The Company believes its non-GAAP net loss measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance.  Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net loss, we have provided 2020 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile these measures to the most directly comparable GAAP financial measures is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to a non-routine restructuring, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA™ (levodopa inhalation powder) is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA or any other products under development; the COVID-19 pandemic, including related quarantines and travel restrictions, and the potential for the illness to affect our employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; we may need to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and we may not be able to do so on acceptable terms or at all; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; third party payers (including governmental agencies) may not reimburse for the use of INBRIJA or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; competition for

INBRIJA, AMPYRA and other products we may develop and market in the future, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from our other research and development programs, or any other acquired or in-licensed programs ; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2020	2019

Assets
Cash, cash equivalents and short-term investments	$82,894	$125,839
Restricted cash - short term	13,175	12,836
Trade receivable, net	14,969	22,083
Other current assets	31,681	15,134
Inventories, net	25,566	25,221
Property and equipment, net	142,500	142,527
Intangible assets, net	390,311	402,329
Restricted cash - long term	30,270	30,270
Right of use assets	22,450	23,450
Other assets	11	29
Total assets	$753,827	$799,718

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$49,041	$65,335
Current portion of lease liability	7,846	7,746
Current portion of royalty liability	11,209	10,836
Current portion of contingent consideration	1,940	1,866
Current portion of loans payable	592	603
Convertible senior notes	195,349	192,774
Derivative liability related to conversion option	32,881	59,409
Non-current portion of acquired contingent consideration	74,460	78,434
Non-current portion of lease liability	21,757	22,995
Non-current portion of royalty liability	10,964	13,565
Non-current portion of loans payable	24,713	25,495
Deferred tax liability	16,391	9,581
Other long-term liabilities	10	259
Total stockholder's equity	306,674	310,820
Total liabilities and stockholders' equity	$753,827	$799,718

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019

Revenues:
Net product revenues	$24,672	$41,334
Royalty revenues	3,427	2,803
Total revenues	28,099	44,137

Costs and expenses:
Cost of sales	3,843	8,799
Research and development	7,705	16,028
Selling, general and administrative	41,108	52,725
Amortization of Intangible Asset	7,691	2,564
Asset impairment	4,131	—
Change in fair value of derivative liability	(26,528)	—
Change in fair value of acquired contingent consideration	(3,682)	7,400
Total operating expenses	34,268	87,516

Operating loss	$(6,169)	$(43,379)

Other expense, (net)	(7,301)	(4,941)
Loss before income taxes	(13,470)	(48,320)
Benefit from income taxes	6,998	715
Net loss	$(6,472)	$(47,605)

Net loss per common share - basic and diluted	$(0.14)	$(1.00)
Weighted average common shares - basic and diluted	47,703	47,472

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019

GAAP net loss	$(6,472)	$(47,605)
Pro forma adjustments:
Non-cash interest expense (1)	4,054	4,717

Change in fair value of acquired contingent consideration (2)	(3,682)	7,400

Restructuring costs (3)	343	—

Asset impairment charge (4)	4,131	—

Gain on change in fair value of derivative liability (5)	(26,528)	—

Share-based compensation expenses included in Cost of Sales	81	150
Share-based compensation expenses included in R&D	416	701
Share-based compensation expenses included in SG&A	1,479	2,816
Total share-based compensation expenses	1,976	3,667

Total pro forma adjustments	(19,706)	15,784

Income tax effect of reconciling items above (6)	(1,820)	(5,343)

Non-GAAP net loss	$(24,358)	$(26,478)

Net loss per common share - basic and diluted	$(0.51)	$(0.56)
Weighted average common shares - basic and diluted	47,703	47,472

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with a corporate restructuring initiative.
(4) Asset Impairment charge related to BTT1023 acquired in the Biotie acquisition.
(5) Reduction in the fair value of the derivative liability related to the 2024 convertible notes.
(6) Represents the tax effect of the non-GAAP adjustments.